Exhibit 99.2

OCEAN PARTNERS Y.O.D.M LTD

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2020

OCEAN PARTNERS Y.O.D.M LTD

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2020

Shmueli & Shmueli CPA

23 Bar Kochva St

Bney Brak

Israel

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Ocean Partners Y.O.D.M Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ocean Partners Y.O.D.M Ltd. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “Financial Statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

SHMUELI & SHMUELI CPA

We have served as the Company’s auditor since 2019.

Jerusalem, Israel

November ___, 2020

The accompanying notes are an integral part of the financial statements

OCEAN PARTNERS Y.O.D.M LTD

BALANCE SHEETS

(U.S. dollars in thousands except share data)

	September 30,	December 31,
	2020	2019	2018
	Unaudited
ASSETS
Current assets
Cash and cash equivalents	100	99	96
Short-term bank deposit	12	12	72
Unbilled receivables	21	40	58
Other current assets	13	22	15
Total current assets	146	173	241

Deferred taxes	17	16	-
Property and equipment, net	33	35	36
Total assets	196	224	277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	-	12	12
Other current liabilities	13	27	49
Total current liabilities	13	39	61

COMMITMENT AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares of NIS0.01 par value -
Authorized: 100,000 at September 30, 2020 and December 31, 2019; Issued and outstanding: 10 shares at September 30, 2020 and December 31, 2019	-	-	-
Additional paid-in capital	227	227	227
Accumulated other comprehensive income (loss)	14	13	(4)
Accumulated deficit	(58)	(55)	(7)
Total shareholders’ equity	183	185	216
Total liabilities and shareholders’ equity	196	224	277

The accompanying notes are an integral part of the financial statements

OCEAN PARTNERS Y.O.D.M LTD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(U.S. dollars in thousands except share data)

	For the period of nine months ended September 30,		For the year ended December 31,
	2020	2019	2019	2018
	Unaudited

Revenues	274	453	581	930
Cost of revenues	(181)	(283)	(385)	(532)
Gross income	93	170	196	398

Operating expenses:
General and administrative expenses	(97)	(200)	(258)	(359)

Operating income (loss)	(4)	(30)	(62)	39

Financial income (expenses), net	-	(1)	(2)	(2)

Income (loss) before taxes on income	(4)	(31)	(64)	37

Taxes on income	1	6	16	-

Net income (loss) for the period	(3)	(25)	(48)	37
Other comprehensive income (expenses):
Foreign currency translation adjustments	1	15	17	(17)
Net comprehensive income (loss) for the period	(2)	(10)	(31)	20

Basic and diluted net income (loss) per share	(0.49)	(2.54)	(4.67)	3.76
Weighted average number of ordinary shares used in computing basic and diluted income (loss) per share	10	10	10	10

The accompanying notes are an integral part of the financial statements

OCEAN PARTNERS Y.O.D.M LTD

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands except share data)

	Ordinary shares		Additional paid-in	Accumulated other comprehensive	Accumulated	Total shareholders’
	Number	Amount	capital	Income (loss)	deficit	equity
	Unaudited

Balance as of January 1, 2019	10	$-	$227	$(4)	$(7)	$216

Other comprehensive income	-	-	-	15	-	15
Net loss	-	-	-	-	(25)	(25)

Balance as of September 30, 2019	10	$-	$227	$11	$(32)	$206

	Ordinary shares		Additional paid-in	Accumulated other comprehensive	Accumulated	Total shareholders’
	Number	Amount	capital	income	deficit	equity
	Unaudited

Balance as of January 1, 2020	10	$-	$227	$13	$(55)	$185

Other comprehensive income	-	-	-	1	-	1
Net loss	-	-	-	-	(3)	(3)

Balance as of September 30, 2020	10	$-	$227	$14	$(58)	$183

	Ordinary shares		Additional paid-in	Accumulated other comprehensive	Accumulated	Total shareholders’
	Number	Amount	capital	Income (loss)	deficit	equity

Balance as of January 1, 2018	10	$-	$227	$13	$(44)	$196

Other comprehensive loss	-	-	-	(17)	-	(17)
Net income	-	-	-	-	37	37

Balance as of December 31, 2018	10	$-	$227	$(4)	$(7)	$216

	Ordinary shares		Additional paid-in	Accumulated other comprehensive	Accumulated	Total shareholders’
	Number	Amount	capital	Income (loss)	deficit	equity

Balance as of January 1, 2019	10	$-	$227	$(4)	$(7)	$216

Other comprehensive income	-	-	-	17	-	17
Net loss	-	-	-	-	(48)	(48)

Balance as of December 31, 2019	10	$-	$227	$13	$(55)	$185

OCEAN PARTNERS Y.O.D.M LTD

STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the period of nine months ended September 30,		For the year ended December 31,
	2020	2019	2019	2018
	Unaudited

Cash flows from operating activities:
Net income (loss)	(3)	(25)	(48)	37
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	2	4	5	4
Deferred taxes	1	6	16	-
Changes in operating assets and liabilities:
Unbilled receivables	19	21	20	32
Other current assets	7	(6)	(35)	(3)
Accounts payable	(12)	(11)	(1)	13
Related parties	(11)	(20)	(27)	(13)
Net cash used provided by in operating activities	3	(31)	(70)	70

Cash flows from investing activities:
Investment in fixed assets	-	(1)	(1)	(30)
Maturity of short-term bank deposit	-	64	65	5
Net cash (used in) provided by investing activities	-	63	64	(25)

Foreign currency translation adjustments on cash and cash equivalents	(2)	8	9	(6)

Change in cash and cash equivalents	1	40	3	39
Cash and cash equivalents at beginning of period	99	96	96	57
Cash and cash equivalents at end of period	100	136	99	96

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1-GENERAL

A.	Ocean Partners Y.O.D.M Ltd (hereinafter: the “Company”) was established as a private company under the laws of the Israel in August 2014 to engage with external investment management of Israeli mutual funds, and private client portfolio management.

B.	Share Exchange Agreement

On September 7, 2020, the Company and certain of its shareholders entered into a share exchange agreement (the “Share Exchange Agreement”) by and among Creations, Inc., a corporation registered in United States (“Creations”) and Creations’ wholly-owned subsidiary, Yetsira Holding Ltd. (“Yetsira”), pursuant to the Share Exchange Agreement, 100% ownership of the capital stock of the Company has been acquired by Creations in exchange for an aggregate of (i) 1,254,498 shares of common stock of Creations, $0.001 par value (the “Shares”) and 1,254,498 warrants to purchase shares of common stock of Creations (the “Warrants”) to be issued to the Company’s shareholders as set forth in the Share Exchange Agreement (the “Share Exchange”). The Warrants are exercisable at any time after their original issuance and at any time up to the date that is 3 years after their original issuance. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $1.00 per share. The exercise price is subject to standard adjustments (i.e. stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting Creations’ common stock and also upon any distributions of assets, including cash, stock or other property to Creations’ stockholders).

Following the Share Exchange, the Company will continue its respective legal existence as a wholly owned subsidiary of Yetsira.

In connection with the closing Share Exchange, on September 7, 2020, Guy Nissenson, current Chief Executive Officer and Chairman and majority shareholder of Creations, and the Company’s shareholders, entered into a Shareholder Agreement which provides that, during the period prior Creations’ securities on a stock exchange or a regulated market or after such securities are delisted, as long as the Company’s shareholders beneficially own not less than 10% of the issued and outstanding capital stock of Creations, the Company’s shareholders will be entitled to certain protective minority interest rights, including the right to designate one individual to be nominated to Creations’ Board of Directors.

Furthermore, the Shareholder Agreement requires Creations to obtain shareholder approval of not less than 70% of the shares participating in the vote prior to certain corporation actions, including but not limited to amending Creations’ articles of incorporation or a material change in Creations’ business operations, among other actions.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1-GENERAL

C.	Beginning in early 2020, there has been an outbreak of coronavirus (COVID-19), initially in China and which has spread to other jurisdictions, including locations where the Company does business. The full extent of the outbreak, related business and travel restrictions and changes to behavior intended to reduce its spread are uncertain as of the signing date of these financial statements as this continues to evolve globally. Therefore, the full extent to which coronavirus may impact the Company’s results of operations or liquidity is uncertain. This outbreak has already had a material impact on the AUM and the operations of the Company. Management continues to monitor the impact that the COVID-19 pandemic is having on the Company, the specialty industry and the economies in which the Company operates. The Company anticipates that its future results of operations will be materially impacted by the coronavirus outbreak. However, given the speed and frequency of continuously evolving developments with respect to this pandemic, the Company cannot reasonably estimate the magnitude of the impact to its results of operations, and, if the outbreak continues on its current trajectory, such impacts could grow and become material to its liquidity or financial position.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2-SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

A.	Use of Estimates in Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with U.S. GAAP accounting principles requires management to make estimates and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

B.	Functional currency

The functional currency of the Company is the U.S. dollar, which is the currency of the primary economic environment in which it operates. In accordance with ASC 830, “Foreign Currency Matters” (ASC 830), monetary balances denominated in or linked to foreign currency are stated on the basis of the exchange rates prevailing at the applicable balance sheet date. For foreign currency transactions included in the statement of operations, the exchange rates applicable on the relevant transaction dates are used. Gains or losses arising from changes in the exchange rates used in the translation of such transactions and from the remeasurement of monetary balance sheet items are carried as financing income or expenses.

The functional currency of the Company is the New Israeli Shekel (“NIS”) and their financial statements are included in the consolidation based on translation into US dollars. Accordingly, assets and liabilities were translated from NIS to US dollars using year-end exchange rates, and income and expense items were translated at average exchange rates during the year. Gains or losses resulting from translation adjustments are reflected in shareholders’ equity, under “Accumulated Other Comprehensive Income”.

	September 30,	December 31,	December 31,
	2020	2019	2018
Official exchange rate of NIS 1 to US dollar	0.291	0.289	0.267

C.	Cash and cash equivalents

The Company considers all highly liquid investments, which include short-term bank deposits that are not restricted as to withdrawal or use, and short-term debentures, with original periods to maturity not exceeding three months, to be cash equivalents.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

D.	Short-term bank deposit

Short-term bank deposits are deposits with maturities of more than three months but less than one year and which do not meet the definition of cash equivalents.

E.	Property and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers	33
Furniture and equipment	7-10

When an asset is retired or otherwise disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the statements of operations and comprehensive income.

F.	Impairment of long-lived assets

Property and equipment subject to amortization are reviewed for impairment in accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the years ended December 31, 2019 and 2018, no impairment losses were recorded.

G.	Concentrations of credit risks

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and short-term bank deposit. The cash and cash equivalents and short-term bank deposit are invested mainly in NIS in commercial banks in Israel. Such funds may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

H.	Revenue recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) which supersedes the existing revenue recognition accounting rules. Under the new guidance the Company determines revenue recognition through the following five steps:

▪	Identification of the contract, or contracts, with a customer;
▪	Identification of the performance obligations in the contract;
▪	Determination of the transaction price;
▪	Allocation of the transaction price to the performance obligations in the contract; and
▪	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Principal or agent - When another party is involved in providing goods or services to the customer, the Group examines whether the nature of its promise is a performance obligation to provide the defined goods or services itself, which means the Group is a principal and therefore recognizes revenue in the gross amount of the consideration, or to arrange that another party provide the goods or services which means the Group is an agent and therefore recognizes revenue in the amount of the net commission.

The Company earns wealth management and investment brokerage fees from its contracts with trust and brokerage customers to manage assets for investment and/or to transact on their accounts. These fees are primarily earned over time as the Company provides the contracted monthly or quarterly services and are generally assessed based on a tiered scale of the market value of Assets Under Management (AUM) at month-end.

I.	Basic and diluted net income (loss) per share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per share.” Basic income (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted-average number of ordinary shares outstanding during the period, net of the weighted average number of treasury shares (if any).

Diluted income (loss) per ordinary share is computed similarly to basic income (loss) per share, except that the denominator is increased to include the number of additional potential ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares were dilutive. Potential ordinary shares are excluded from the computation for a period in which a net income (loss) is reported or if their effect is anti-dilutive.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

J.	Fair value of financial instruments

The carrying amounts reported in the balance sheets for cash and cash equivalents, short-term bank deposit, other current assets, accounts payable and other current liabilities approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities measured at fair value on recurring basis at December 31, 2019 and 2018.

K.	Income taxes

The Company accounts for income taxes under ASC 740, “Income Taxes”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

The Company accounts for uncertainties in income taxes under the provisions of ASC 740-10-05 which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and certain recognition thresholds must be met before a tax position is recognized. An entity may only recognize or continue to recognize tax positions that meet a “more likely-than-not” threshold. As of December 31, 2019 and 2018, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements. The Company recognizes interest and penalties related to uncertain income tax positions in other expense.

L.	Legal and other contingencies

The Company accounts for its contingent liabilities in accordance with ASC 450 “Contingencies“ under which a provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of September 30, 2020, the Company is not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows.

Legal costs incurred in connection with loss contingencies are expensed as incurred.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

M.	Severance pay

Holdings’ liability for severance pay is calculated according to Section 14 of the Severance Compensation Act, 1963 (“Section 14”), pursuant to which Holdings’ severance pay liability to its employees is fully discharged by monthly deposits to pension fund accounts in the employees’ names, at a rate of 8.33% of the employees’ monthly salary. Under Israeli employment law, payments in accordance with Section 14 release Holdings from any future severance payment obligations in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of the cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the consolidated balance sheets as the severance pay risks have been irrevocably transferred to the severance funds.

Severance pay deposit expenses under Section 14 for the period of nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019 and 2018 amounted to $3, $3, $5 and $9, respectively.

N.	Recent Accounting Pronouncements Adopted

Accounting Standards Update 2016-02, “Leases (Topic 842): Section A - Leases: Amendments to the FASB Accounting Standards Codification; Section B - Conforming Amendments Related to Leases: Amendments to the FASB Accounting Standards Codification; Section C - Background Information and Basis for Conclusions”

On January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02 (Topic 842) “Leases” which supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, “Leases.” Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. In July 2018 ASU 2018-11 was issued, which provided a transition election to not restate comparative periods for the effects of applying the new standard. This transition election permits entities to change the date of initial application to the beginning of the earliest comparative period presented, or retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment.

Adoption of this guidance did not have a material impact on the Company’s financial statements as at January 31, 2019 and for the year ended December 31, 2019 as the Company is subject to short-term lease agreements for premises with a lease term of twelve months or less.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 3 - OTHER CURRENT ASSETS

	September 30	December 31,
	2020	2019	2018
	Unaudited

Governmental authorities	$4	$2	$9
Prepaid expenses	9	20	6
	$13	$22	$15

NOTE 4 - FIXED ASSETS, NET

A.	Composition of assets, grouped by major classification, is as follows:

	Computers	Furniture and equipment	Total
Cost:
Balance, January 1, 2019	12	35	47
Acquisitions during the year	1	-	1
Accumulated other comprehensive income	1	3	4
Balance, December 31, 2019	14	38	52

Accumulated depreciation:
Balance, January 1, 2019	9	2	11
Depreciation during the year	2	3	5
Accumulated other comprehensive income	1	-	1
Balance, December 31, 2019	12	5	17

Depreciated cost:
Balance, December 31, 2019	2	33	35

Balance, December 31, 2018	3	33	36

B.	Depreciation expenses for the period of nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019 and 2018 amounted to $2, $4, $5 and $4, respectively.

OCEAN PARTNERS Y.O.D LTD

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 5 - OTHER CURRENT LIABILITIES

	September 30	December 31,
	2020	2019	2018
	Unaudited

Governmental authorities	$3	$3	$7
Accrued expenses	7	19	33
Employees other payroll-related liabilities	3	5	9
	$13	$27	$49

NOTE 6 - COMMITMENT AND CONTINGENCIES

A.	Operating leases:

1.	The Company entered into lease agreement for premises in Tel-Aviv, Israel for a period which is expired on April 14, 2022 for monthly rental fee amounted to NIS33,000. In August 2019, the Company vacated the aforesaid premises.

2.	In August 2019, the Company entered into new lease agreement for premises in Ramat-Gan, Israel. The lease is for a period term commencing August 2019 through termination of the agreement by each of the parties in advance notice of 3 months. The monthly rental fee amounts to approximately NIS10,000 (approximately $3).

The payments above are associated with short-term leases of premises with a lease term of twelve months or less and therefore are out of scope of ASC 842 “Leases”. Consequently, these payments are recognized on a straight-line basis as an expense in the Consolidated Statements of Operations and Comprehensive Income (Loss).

Total lease expenses amounted to $23, $102, $113 and $146 for the period of nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019 and 2018, respectively.

B.	The Company entered into hosting agreement with Sigma Mutual Funds Ltd. (“Sigma Mutual Funds”), an unrelated third party, under which the Company receives hosting services from Sigma Mutual Funds and provides fund portfolio management services for funds under the management of Sigma Mutual Funds. The term of the hosting agreement is for unlimited period.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 7 - TAXES ON INCOME

A.	Tax rates applicable to the income of the Company

On December 22, 2016, the Israeli parliament passed the Economic Efficiency Law (Legislative Amendments to Achieve the Budgetary Goals for the Years 2017 and 2018) - 2016 (hereinafter – the “Economic Efficiency Law”) and on December 29, 2016, the law was publicized in the Official Gazette. The Economic Efficiency Law stipulated, among other things, that the corporate tax rate would be at a rate of 23% on January 1, 2018 and thereafter.

B.	Net operating losses carryforward

As of December 31, 2019, the Company has accumulated net operating loss carryforwards for tax purposes in the amount of approximately $70, which may be carried forward and offset against taxable income in the future for an indefinite period.

C.	Deferred income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	For the year ended December 31,
	2019	2018

Deferred tax assets:
Net operation loss carryforward	$16	$-

Net deferred tax asset before valuation allowance	16	-
Valuation allowance	-	-

Net deferred tax asset	$16	$-

D.	Reconciliation of Income Taxes

The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowances in respect to deferred taxes relating to accumulated net operating losses carried forward and temporary differences due to the uncertainty of the realization of such deferred taxes.

E.	Tax Assessments

The Company and its subsidiaries have not received final tax assessments for income tax purposes since incorporation.

OCEAN PARTNERS Y.O.D.M LTD

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 8 - RELATED PARTIES BALANCES AND TRANSACTIONS

A.	Balances with related parties

	September 30	December 31,
	2020	2019	2018
	Unaudited

Liabilities:
Other current liabilities	$-	$14	$20

B.	Transactions with related parties

	For the period of nine months ended December 31,		For the year ended December 31,
	2020	2019	2019	2018
	Unaudited

Expenses:
Management fee	$52	$186	$236	$337

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